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                                                                          10.9.4

DATED                                                            15th July 1994
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                             SIMON-HORIZON LIMITED

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                          HORIZON EXPLORATION LIMITED





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                              ASSIGNMENT AGREEMENT

                                  Relating to

                          A Ship Management Agreement
                     dated 19th December, 1990 (as amended)

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                               SIMMONS & SIMMONS
                               14 Dominion Street
                                London LC2M 2RJ
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THIS ASSIGNMENT AGREEMENT is made the 15th day of July 1994

B E T W E E N:

(1) SIMON-HORIZON LIMITED registered no. 467924 whose registered office is at Horizon House, Azalea Drive, Swanley, Kent BR8 8JR (the "Assignors); and

(2) HORIZON EXPLORATION LIMITED registered no. 2804983 of 6 Pembroke Road, Sevenoaks, Kent TN13 1XR (the Assignees)

WHEREAS:

(A) By a management agreement (the "Management Agreement") dated 19th December, 1990 as amended by a First Addendum thereto of the same date the Assignor appointed Ervik Marine Services A/S as manager (the "Manager") of the Vessel M.V. "SIMON LABRADOR".

(B) The Assignor has by three "side letters" (the "Side Letters") each signed by Simon Petroleum Technology and addressed to and countersigned by the Manager by way of agreement with the terms thereof and dated 19th December, 1990 agreed certain other matters

(C) The Assignor and Assignee have agreed subject to the satisfaction of certain terms and conditions that the Assignor shall (inter alia) charter the M.V. "Simon Labrador" (the "Vessel") to the Assignee by way of sub-demise and that the Assignee shall (inter alia) assume and be responsible for the discharge of all liabilities of the Assignor in respect of the Vessel including under and in connection with the Management Agreement

(D) It has been agreed that, upon and subject to the terms and conditions of this Agreement, the Assignor will assign to the Assignee all rights and benefits of the Assignor under the Management Agreement.

NOW THEREFORE IT IS HEREBY AGREED as follows:

1.       Definitions

         (a) Terms defined in the Management Agreement shall, unless otherwise defined herein, have the same meanings in this Agreement and, in addition to the expressions defined above, in this Agreement and in the Recitals:

                 "Agreement" means this agreement as amended or modified from time to time and includes all other documents supplemental to, collateral with, or derived from this Agreement;





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                 "Assigned Rights" means all of the right, title and interest of the Assignor in and to and all benefits of the Assignor under the Management Agreement and the Side Letters; and

                 "Effective Date" means 30th June, 1994.

         (b) Unless the context forbids, any references in this Agreement to:

                 (1) an "agreement" also includes a concession, contract, deed, franchise, license, treaty or undertaking and any waiver or release (in each case whether oral, written, implied or by operation of law);

                 (2) a "consent" also includes an approval, authorization, exemption, filing, license, order, permission, recording or registration (and references to obtaining consents shall be construed accordingly);

                 (3) a "law" includes common or customary law and any decree, judgment, legislation, order, regulation, statute, treaty or other legislative measure, in each case of any jurisdiction whatever (and "legislation", "lawful" and "unlawful" shall be construed accordingly);

                 (4) a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, organization or trust (in each case, whether or not having separate legal personality) and references to any of the same shall include a reference to the others;

                 (5) "writing" or "written" includes any means of visible reproduction;

                 (6) words denoting the singular shall include the plural and vice versa;

                 (7) any legislation are to that legislation as from time to time amended or re-enacted, and to any document, agreement or deed whatsoever shall include the same as it or they may at any time be amended, varied or supplemented;

                 (8)      Clauses, references to clauses hereof; and





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                 (9)      subclauses are, unless otherwise stated, references
                          to subclauses of the Clause in which the reference appears.

         (c) Clause headings and sub-headings are for convenience only and shall not affect the construction hereof.

2.       Assignment

         (a) With effect from the Effective Date the Assignor hereby assigns (subject to the terms and conditions of this Agreement) to the Assignee without recourse the Assigned Rights together with all (subject as otherwise provided herein) rights and benefits accruing to the Assignor in relation thereto under the Management Agreement, such assignment being made in consideration of the undertakings by the Assignee contained in Clause 3 below.

         (b) Immediately following the execution and delivery of this Agreement by the parties hereto they shall jointly give notice to the Manager of the assignment to the Assignee of the Assigned Rights.

3.       Undertakings

In consideration of the assignment by the Assignor to the Assignee of the Assigned Rights, the Assignee agrees with effect from the Effective Date to accept the assignment in Clause 2 without recourse, and undertakes to perform the obligations of the Assignor arising on or after the Effective Date under the Management Agreement and in respect of the Assigned Rights and the Side Letters and to be bound by the terms of the Management Agreement and the Side Letters as if originally named therein as a party thereto in place of the Assignor.

In addition, the Assignee undertakes in consideration of the assignment aforesaid that it will use all reasonable endeavors to supply at the cost of the Assignor all information that may reasonably be requested by the Assignor in respect of any matter or thing that may have occurred in connection with the Management Agreement and/or the Side Letters prior to the Effective Date and otherwise to assist the Assignor in connection with any dispute or discussion with the Manager in respect of any matter or thing prior to the Effective Date arising out of the Management Agreement and/or the Side Letters.

4.       Excluded Rights

         (a) The Assignee shall not be entitled to sums due or owing by or claimed against the Manager arising, accruing or paid prior to the Effective Date to the Assignor in connection filth the Assigned Rights and all such amounts





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                 (together "Retained Amounts") shall belong to and be retained by the Assignor.

         (b) If any amount (other than any Retained Amounts) is received or recovered by the Assignor in respect of the Assigned Rights on or after the Effective Date, the Assignor shall promptly (and in any event within 15 days of receipt) pay such amount to the Assignee.

         (c) If any amount of the Retained Amounts is received or recovered by the Assignee, the Assignee shall promptly (and in any event within 15 days of receipt) pay such amount to the Assignor.

5.       Payments

Any payment to be made between the Assignor and the Assignee hereunder shall be made in the currency in which such amount was received by the party so paying and shall be made in immediately available funds and clear of all withholdings for or on account of any taxes, counterclaims or set-offs or otherwise howsoever arising.

6.       Representations

The Assignee represents and warrants to the Assignor that:

         (a) it has full power and authority and has taken all action necessary to execute this Agreement and all other documents to be executed in accordance herewith and no governmental authorisations are required in connection with the execution, delivery or performance of this Agreement and such other documents; and

         (b) this Agreement constitutes its legal, valid and binding obligations.

7.       Regulations and other Requirements

         (a) Neither the Assignor nor any of the Assignor's directors, officers, employees or agents shall be responsible for the due execution, legality, validity, effectiveness, enforceability or sufficiency of the Management Agreement or the Side Letters, or any notice, certificate or document executed or delivered thereunder nor for any action taken or omitted to be taken thereunder or for any loss, liability or expense suffered or incurred in consequence thereof by the Assignee and the Assignee hereby acknowledges the absence of any such obligation as is referred to in this sub-clause.





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         (b)     The Assignee acknowledges that the Assignor is not agent for the Manager or Royal Bank of Scotland (Industrial Leasing) Limited ("RBS") nor does the Assignor have any responsibility for either of them.

         (c) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation by RBS or the Manager or by any other person in or in connection with the Management Agreement or the Side Letters or in any notice, certificate or document executed thereunder or with respect to the performance by either of them or any other person of any of its or their respective obligations under or in relation to the Management Agreement or the Side Letters or any notice, certificate or document executed or delivered thereunder; in particular, without limitation, if the Manager shall fail to perform any of its obligations under the Management Agreement or any document relating thereto, the Assignee shall have no recourse to the Assignor in respect of such failure and the Assignee hereby acknowledges the absence of any such obligation as is referred to in this sub-clause.

         (d) The Assignor and the Assignee agree and acknowledge that the Assignor does not have and shall not at any time hereafter have any obligation to repurchase or accept a re-assignment of the Assigned Rights or any part thereof.

8.       Indemnity by Assignee

         (a) The Assignee shall indemnify the Assignor and keep the Assignor indemnified from and against all losses, costs, expenses, demands and damages whatsoever which the Assignor may suffer or incur in respect of any liability or obligation arising on or after the Effective Date under the Management Agreement and the Side Letters in respect of any period commencing on or after the Effective Date and in respect of any other of the Assigned Rights or any part thereof.

         (b) This indemnity shall continue in full force and effect notwithstanding completion of the other matters referred to in or connected with this Agreement.

         (c) The certificate of the Assignor as to the amount of any such loss, cost, expense, demand or damage suffered or incurred by it as aforesaid shall be prima facie evidence of such matters.





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9.       Indemnity by Assignor

         (a) Save as otherwise provided in Clauses 5 and 8, the Assignor shall indemnify the Assignee and keep the Assignee indemnified from and against all losses, costs, expenses, demands and damages whatsoever which the Assignee may suffer or incur in respect of any liability or obligation arising at any time under the Management Agreement in respect of any period prior to the Effective Date and in respect of the Assigned Rights or any part thereof notwithstanding that such liability or obligation may not actually become due and payable until on or after the Effective Date.

         (b) This indemnity shall continue in full force and effect notwithstanding completion of the other matters referred to in or connected with this Agreement.

         (c) The certificate of the Assignee as to the amount of any such loss, cost, expense, demand or damage suffered or incurred by it as aforesaid shall be prima facie evidence of such matters.

10.      Notices

All notices, demands or other communications under or in connection with this Agreement shall be sent by letter, telefax or telex:

         (a)     if to the Assignor

                 Horizon House
                 Azalea Drive
                 Swanley
                 Kent TN13 1XR
                 Attn: Company Secretary
                 Telex No: 896050 EXPLOR G
                 Fax No: 0322 613650

         (b)     if to the Assignee to its office at

                 6 Pembroke Road
                 Sevenoaks
                 Kent TN1 1XR
                 Attn: Company Secretary
                 Telex No: 957840 EXPLOR G
                 Fax No: 0732 742977

                 or to such other address or telex number as such party may from time to time notify to the other party hereto





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11.      Costs

All costs and expenses (including legal fees) incurred in connection with the negotiation, preparation and execution of this Agreement and in the completion of the transactions contemplated hereby shall be for the account of the party incurring the same.

12.      Severability

If any provision hereof shall be held to be void, illegal or unenforceable it shall be deemed severable from the remaining provisions hereof which shall remain in full force and effect.

13.      Assignments

This Agreement shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective successors and assigns.

14.      Counterparts

This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

15.      Further Assurance

Each party will promptly execute and deliver all further instruments and documents, and take all further action, as may be necessary or appropriate to implement the terms of this Agreement.

16.      Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with English law and any dispute or difference shall be referred to the exclusive Jurisdiction of the English Courts.

IN WITNESS whereof this Agreement has been executed by the parties hereto the day and year first above written.



THE ASSIGNOR

SIMON HORIZON LIMITED


By:  /s/ [illegible signature]





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THE ASSIGNEE

HORIZON EXPLORATION LIMITED



By: /s/ G.M. Harrison





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